EXHIBIT 10.20

CONSULTING AGREEMENT

This AGREEMENT dated as of November 22, 2004 (the “Effective Date”), is by and between MediciNova, Inc., a Delaware corporation having an office at 4350 La Jolla Village Drive, Suite 950, San Diego CA 92122 (the “Company”) and Yuichi Iwaki, M.D., Ph.D. (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company retained the services of the Consultant pursuant to approval by the Company’s board of directors (the “Board”) on September 4, 2001 to provide consulting services in connection with, among other things, the Company’s financing and business development activities (the “Services”);

WHEREAS, the Company and the Consultant subsequently entered into that certain Amendment dated November 26, 2003, whereby the monthly fee paid to the Consultant in connection with the Services was increased; and

WHEREAS, the Company and the Consultant mutually desire to reduce their on-going business relationship to a writing under the terms hereof.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto do hereby agree as follows:

1.	TERM

The Company hereby retains the Consultant commencing on the Effective Date and expiring upon termination pursuant to Paragraph 6 hereof (the “Term”).

2.	DUTIES

Subject at all times to the consultation with the President and the Board or their designated representatives, the Consultant shall be retained as a consultant to assist and advise the Company in connection with the Company’s financing and business development activities.

3.	CONFIDENTIAL INFORMATION

Any information, including, but not limited to, information relating to the business, marketing plans and policies of the Company or its affiliates, supplied to the Consultant by the Company (either directly or indirectly, and in whatever form) shall be deemed to be confidential and proprietary and the property of the Company with the exception of information which (a) is at the time of disclosure, or thereafter becomes, a part of public knowledge or literature through no act or omission by the Consultant, (b) was already known to the Consultant at the time received by the Consultant from the Company (either directly or indirectly), provided the Consultant is able on request of the Company to deliver conclusive written evidence of such prior knowledge to the Company within thirty (30) days after such request or (c) is hereafter disclosed to the Consultant by a third party who did not acquire the information either directly or indirectly from the Company, and who has the lawful right so to disclose such information to the Consultant.

Moreover, all concepts, techniques, processes, programming, technology, deliverables, or other materials in any format, including (but not limited to), code, reports, drawings, diagrams, screens, and other documentation or records, that are developed or created by the Consultant under this Agreement whether completed or in the process of creation (“Work Product”) shall be deemed a work made for hire under the United States Copyright Laws, for the sole benefit of and belonging exclusively to the Company, who shall have all rights incident to ownership regardless of whether the Company uses the Work Product. All Work Product and all copies thereof in whatever medium, shall become owned exclusively by the Company immediately upon their creation in a tangible medium of expression, and the Consultant shall be deemed to have expressly disclaimed any and all interest therein. The Company shall have the exclusive right to obtain and hold in its own name, the copyrights, patents, registrations and all other appropriate registrations and protections and other intellectual property rights with respect to such Work Product and the Consultant shall give the Company, its successors and assigns, all reasonable assistance required to perfect any such rights to the Work Product. In the event and to the extent that any Work Product, or any part or element thereof, is deemed by a court of competent jurisdiction not to be a work made for hire under the United States Copyright Laws, this Agreement shall operate as an irrevocable assignment from the Consultant to the Company of all rights of authorship to such Work Product (or part or element thereof) under the Copyright Laws of the United States.

The Consultant assigns to the Company his entire right, title, and interest in and to all inventions conceived, devised, developed or created hereunder (“Inventions”) and all applications for patents thereon that may be filed. The assignment of the Consultant’s entire right title and interest in and to all Inventions hereunder shall be deemed effective upon conception. The Consultant agrees that, whenever the Company shall request it, the Consultant shall, without further consideration, apply for patents for any or all of such Inventions in all countries desired by the Company, at the Company’s expense, and will sign any and all papers, take lawful oaths and do all lawful acts required in or concerning such application, and/or divisions, continuations or renewals thereof and any application for the reissuance of patents granted thereon or on such divisions, continuations, or renewals of such applications and will, at the Company’s expense, assist the Company in all proper ways, as by giving testimony on the conduct of any interference proceeding or litigation in which the priority or originality of Inventions respecting any of said Inventions or the validity or the scope of patents granted thereon shall be involved or concerned.

The Consultant shall assist the Company to register, and from time to time to enforce, all patents, copyrights and other rights and protections relating to the Work Product and Inventions in any and all countries. To that end, the Consultant shall execute and deliver all documents requested by the Company in connection therewith and irrevocably designates and appoints the Company his agent and attorney-in-fact to act for and in his behalf and stead to execute, register and file any such documentation, and to do all other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyrights or similar protections with the same legal force and effect as if executed by the Consultant.

Notwithstanding the other provisions of this section, all information, inventions, designs, source code and other written materials owned by the Consultant prior to September 4, 2001, shall (as between the Consultant and the Company) continue to belong exclusively to the Consultant whether or not they were specifically adapted by the Consultant for use in performing hereunder.

4.	NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

During and after the Term and any renewals thereof, the Consultant agrees not to use the confidential and proprietary information (including Work Product and Inventions) described in Paragraph 3 hereof for any purpose other than in furtherance of the Services and not to disclose such information to any third party without the prior written consent of the Company. The Consultant agrees to return all such confidential and proprietary information to the Company, including, but not limited to, records, memoranda and reports, together with all photographic copies, handwritten notes, excerpts or other copies thereof promptly after request by the Company, or, in any event, promptly upon termination of this Agreement, with the exception of one copy to be held in escrow by the Consultant’s attorney.

The Consultant agrees that during the Term, any renewals thereof and for a period of six (6) months after the termination thereof, the Consultant shall not knowingly, directly or indirectly, either as an employee, employer, agent, principal, partner, consultant, officer, director or other capacity engage in or participate in any competing activities that would directly compete against this or any other confidential and proprietary information (including Work Product and Inventions) produced by the Consultant for the Company or with any actual or anticipated business activities of the Company of which the Consultant becomes or is made aware of during the Term and any renewals thereof, without the written consent of the Company, except with respect to such activities in which the Consultant was already involved as of September 4, 2001, and which has been disclosed to the Company in writing on or prior to that date.

5.	COMPENSATION

The Company shall pay to the Consultant for the Services compensation as follows:

(a) a fee of $20,000 per month, during the Term, plus other cash or stock compensation as the Board deems appropriate; and

(b) reimbursement of all ordinary and necessary out-of-pocket expenses related to the Services will be reimbursed to the Consultant upon submission of the invoices and/or receipts therefor sufficient for Federal Income Tax purposes.

6.	TERMINATION

This agreement may be terminated by either party immediately upon written notice. In the event of such termination, and notwithstanding any other provision in this Agreement, fees will be paid by the Company only for work or services performed prior to the termination date.

Further, this Agreement may be terminated by either party with immediate effect upon written notice to the other in the event of the other party’s breach of any of the terms of this Agreement which shall not have been remedied within fourteen (14) days of written notice with request to do so.

7.	RELATIONSHIP OF PARTIES

(a) It is hereby agreed between the parties that the Consultant is an independent contractor, and, although the Consultant is a member of the Company’s Board, he is not an officer, affiliate or employee of the Company, or a broker or dealer, for any purpose whatsoever. The Company acknowledges that the Consultant is in the business of providing consulting services to others and nothing contained herein shall be construed to limit or restrict the Consultant from conducting such business.

(b) None of the benefits provided by the Company to its employees, including but not limited to medical, life, accident, or disability insurance, pension or profit sharing plans, unemployment or Worker’s Compensation, are available to the Consultant. No withholding of Federal or state income taxes, social security or related contributions shall be made from payments made to the Consultant, and the Consultant shall be solely responsible for payment of any such taxes or contributions due on account of payments received under this Agreement.

8.	NOTICES

Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefor or when mailed via registered or certified mail as follows:

(a)	To the Company:

MediciNova, Inc.
4350 La Jolla Village Drive, Suite 950
San Diego CA 92122
Attn: Takashi Kiyoizumi, M.D., Ph.D.
President and CEO

(b)	To the Consultant:

Yuichi Iwaki, M.D., Ph. D.
613 Via Horquilla
Palos Verdes Estates, CA 90274

or to such other address as either party shall have given by notice hereunder to the other.

9. ENTIRE AGREEMENT; MODIFICATION

This Agreement contains the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

10. BINDING EFFECT

The Company represents and warrants to the Consultant that the retention of the Consultant under this Agreement and the execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company and that this Agreement constitutes the valid, legally binding obligation of the Company. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, and its respective successors and assigns and upon the Consultant and his representatives, heirs, and legatees. The Consultant may not assign his obligations hereunder. No assignment of this Agreement by the Company shall relieve the Company of its obligations hereunder without the prior written consent of the Consultant.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the State of California and in the event of a dispute, the Parties hereby agree to submit to the personal jurisdiction of the state and federal courts of the State of California.

12. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

13. INDEMNIFICATION

The Company shall indemnify and hold the Consultant harmless against any losses, claims, damages, liabilities or expenses to which the Consultant or any of his affiliates may become subject in connection with any matter referred to herein or services performed pursuant to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above mentioned.

MediciNova, Inc.

By:	/s/ Takashi Kiyoizumi
Takashi Kiyoizumi, M.D., Ph.D.
President and CEO

Consultant

/s/ Yuichi Iwaki
Yuichi Iwaki, M.D., Ph.D.